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                                                                     Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                      -OF-

                           SHG HOLDING SOLUTIONS, INC.

                                   Pursuant to
  Sections 242 and 245 of the General Corporation Law of the State of Delaware

          SHG Holding Solutions, Inc., a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          A. The name of the corporation is SHG holding Solutions, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 21, 2005.

          B. The Certificate of Incorporation of this corporation is hereby amended and restated as herein set forth:

     ARTICLE 1. The name of the corporation is SHG Holding Solutions, Inc.

     ARTICLE 2. The address of the corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     ARTICLE 3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     ARTICLE 4.

     PART A AUTHORIZED CAPITAL STOCK.

          The total number of shares of stock which the Corporation has authority to issue is 100,000, consisting of:

          (A) 25,000 shares of Class A Preferred Stock; par value $0.001 per share (the "Class A Preferred");

          (B) 25,000 shares of Class B Preferred Stock, par value $0.001 per share (the "Class B Preferred"); and

          (C) 50,000 shares of Common Stock, par value $0.001 per share (the "Common Stock").

          PART B. POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE CLASS A PREFERRED STOCK.

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          Section 1. Dividends.

               (a). General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Class A Preferred as provided in this Section 1. Dividends on each share of the Class A Preferred shall accrue on a daily basis at the rate of 8% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share to and including the first to occur of (i) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such share is converted into Common Stock upon the consummation of a Conversion Event or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Class A Preferred shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Dividends shall no longer accrue in respect of any share of Class A Preferred following conversion thereof into Conversion Shares hereunder.

               (b). Provisions Relating to Dividends Generally.

                    (i) No dividends shall be declared or paid on any Junior Security unless and until dividends shall be declared and paid on the Class A Preferred, other than a dividend, distribution or payment paid solely in shares of Junior Stock that is not Redeemable Stock or Convertible Stock. If at any time dividends declared on the outstanding shares of Class A Preferred shall not have been paid or set apart for payment, the amount of the declared but unpaid dividends shall be fully paid or set apart for payment, before any dividend, distribution or payment shall be declared or paid upon or set apart for the shares of any other class or series of Junior Stock or Parity Securities, other than a dividend, distribution or payment paid solely in shares of Junior Stock that is not Redeemable Stock or Convertible Stock.

                    (ii) If there shall be outstanding shares of any Parity Securities, then no dividends shall be declared or paid or set apart for payment on any such Parity Securities for any period unless dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class A Preferred. In no event shall any dividends be declared or paid on Parity Securities unless dividends shall be declared and paid on the Class A Preferred. All dividends paid with respect to shares of Class A Preferred shall be paid pro rata to the holders entitled thereto, and, in the event of the payment of dividends on Parity Securities, shall be paid pro rata to the holders of such Parity Securities and Class A Preferred based upon the aggregate Liquidation Value (plus accumulated and unpaid dividends) of such shares.

                    (iii) Dividends shall be payable, when and as declared by the board of directors, on the date established by the board of directors for payment thereof.

          Section 2. Conversion of Class A Preferred.


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               (a). Conversion. Concurrent with the consummation of a Conversion
Event, each share of Class A Preferred shall be automatically converted into a number of Conversion Shares computed by dividing the Liquidation Value (plus all accumulated and unpaid dividends thereon) thereof by the Conversion Price. Such conversion shall be effective without any action on the part of the holder of Class A Preferred upon not less than 5 days prior written notice of the automatic conversion delivered by the Corporation to all holders of Class A Preferred.

               (b). Effectiveness. Except as otherwise provided herein, any conversion of Class A Preferred shall be deemed to have been effected as of, and conditioned upon, the consummation of a Conversion Event, whether or not the certificate or certificates representing the Class A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. To the extent the certificate or certificates representing the Class A Preferred to be converted have not been surrendered for conversion prior to the effective date of conversion, the holder of such Class A Preferred shall surrender for conversion such certificate or certificates at the principal office of the Corporation after the effective date of conversion. At the time any such conversion has been effected, the rights of the holder of such Class A Preferred as such holder shall cease and the Person or Persons in whose name or names Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

               (c). Record Books; Filings. The Corporation shall not close its books against the transfer of Class A Preferred or of Conversion Shares issued or issuable upon conversion of Class A Preferred in any manner which interferes with the timely conversion of Class A Preferred. The Corporation shall assist and cooperate with any holder of Class A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (d). Fractional Shares. If any fractional interest in Conversion Shares would, except for the provisions of this Section 2(e) of Article 4, Part B, be deliverable upon any conversion of the Class A Preferred, the Corporation, in lieu of delivering the fractional Conversion Share therefor, shall pay an amount to the holder thereof equal to the Conversion Price of such Conversion Share multiplied by the fractional amount of such Conversion Share as of the date of conversion.

               (e). Certificates. The issuance of certificates for Conversion Shares upon conversion of Class A Preferred shall be made without charge to the holders of such Class A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Shares. Upon conversion of each share of Class A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable. All Conversion Shares which are issuable upon conversion of the Class A Preferred shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

          Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Class A Preferred held by such


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holder (plus all accrued and unpaid dividends thereon), and the holders of Class
A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3 of Article 4, Part B (and any and all amounts payable to holders of Parity Securities), then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Class A Preferred (and holders of Parity Securities) based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred (and any Parity Securities) held by each such holder. The merger or consolidation of the Corporation into or with another corporation, partnership or other business entity in which the Corporation is not the surviving entity shall not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3 of
Article 4, Part B if the holders of capital stock of the Corporation receive or retain capital stock of the surviving or resulting corporation having a majority of the ordinary voting power for the election of directors of all outstanding capital stock of that corporation immediately after giving effect to such transaction.

          Section 4. Redemptions.

               (a) The Corporation may at any time and from time to time redeem all or any portion of the shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per share of Class A Preferred equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon. If fewer than all outstanding shares of Class A Preferred are being redeemed, the shares to be redeemed shall be selected so that the same percentage of each holder's shares are redeemed, subject to variation to avoid the redemption of fractional shares.

               (b) If the Corporation elects to redeem any shares of Class A Preferred, the Corporation shall mail written notice of each redemption of shares of Class A Preferred to each record holder of such class not more than 60 days nor less than 15 days prior to the date on which such redemption is to be made. If fewer than the total number of shares of Class A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Class A Preferred, as applicable, shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares of Class A Preferred.

               (c) Dividends shall no longer accrue with respect to any share of Class A Preferred after the earlier to occur of (i) the date on which the Liquidation Value thereof plus all of the accrued and unpaid dividends, as applicable, thereon, is paid to the holder of such share and (ii) the redemption date set forth in the redemption notice to be delivered by the Corporation pursuant to Section 4(b) of this Article 4, Part B.

               (d) Any shares of Class A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred.

          Section 5. Certain Corporate Actions. The Corporation shall not, without first obtaining the written consent of the holders of a majority of the outstanding shares of Class A Preferred, voting as a single class, (a) create any senior securities or Parity Securities, (b) repurchase or redeem Common Stock, except as contemplated in the Shareholders' Agreement,


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

(c) amend the Corporation's Certificate of Incorporation in a manner that adversely affects the rights, preferences or privileges of the Class A Preferred Stock or (d) authorize or enter into any merger or consolidation transaction that would have the effect of amending the Corporation's Certificate of Incorporation in a manner that would have required the consent of the holders of the Class A Preferred.

          Section 6. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights.

          Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing shares of Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Class A Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Class A Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

          Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Class A Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the shares of Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 9. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such stockholder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     PART C. POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE CLASS B PREFERRED STOCK.

          Section 1. Series Designation and Issuance of Shares of Class B Preferred. The Class B Preferred may be issued from time to time in one or more series designated as Series B-1, B-2, B-3, etc. (each, a "SERIES"). Each Series will have such rights, preferences and privileges and qualifications, limitations and restrictions as are established by the Board of Directors of the Corporation, including with respect to (a) the liquidation value of each Series,
(b) the number of shares constituting any such Series and the designation thereof, (c) the


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dividend rights of each Series, (d) the issuance date of shares of such Series,
(e) conversion and redemption rights, if any, of each Series and (f) the voting rights, if any, of each Series. The liquidation value, conversion rights (if any), redemption features (if any), the number of authorized shares of each Series, the dividend rights, the Series issuance date, the voting rights and such other rights, preference and privileges shall be specified in a certificate of designations filed with the Delaware Secretary of State.

     PART D. POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE COMMON STOCK.

          Except as otherwise provided in this Article 4, Part D or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          Section 1. Voting Rights. Except as otherwise provided in this Article 4, Part D or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

          Section 2. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the shares of Class A Preferred and, if any, the shares of any other securities of the Corporation that by their terms are senior to the Common Stock with respect to dividends.

          Section 3. Liquidation. Subject to the provisions of the shares of Class A Preferred and, if any, the shares of any other securities of the Corporation that by their terms are senior to the Common Stock with respect to liquidation, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          Section 4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial


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

institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 6. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          Section 7. Amendment and Waiver. No amendment or waiver of any provision of this Part D shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

     PART E. DEFINITIONS.

     For purposes of this Article Four, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise.

          "Change in Ownership" means any transaction pursuant to which Person(s) other than the Company's existing Stockholders as of the date hereof and their respective Affiliates acquire (a) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Corporation's equity interests or otherwise) or (b) all or substantially all of the Corporation's assets (determined on a consolidated basis).

          "Class A Preferred" has the meaning set forth in Article 4, Part A.

          "Class B Preferred" has the meaning set forth in Article 4, Part A.

          "Common Stock" has the meaning set forth in Article 4, Part A.

          "Conversion Event" means the (i) closing of a Qualified Public Offering of the Corporation's Common Stock or (ii) consummation of a transaction that results in a Change of Ownership.


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          "Conversion Price" means (i) if the Conversion Event is an Qualified
Public Offering, the price at which the Common Stock of the Corporation is offered to the public and (ii) if the Conversion Event is a Change of Ownership, the price paid per share of Common Stock in connection with such Change of Ownership transaction.

          "Conversion Shares" means the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the shares of Class A Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Share" shall mean one share of the security issuable upon conversion of the shares of Class A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Stock" means any equity security that by its terms or otherwise may be converted or exchanged for any other security of the Corporation or its subsidiaries at the option of the holder thereof or the Corporation at any time.

          "Corporation" means SHG Holding Solutions, Inc., a Delaware corporation.

          "Equity Securities" means (i) capital stock or other equity interests in the Corporation (including other classes or groups thereof having such relative rights, powers, and duties as may from time to time be established by the Corporation's Board of Directors, including rights, powers, and/or duties senior to existing classes and groups of capital stock and other equity interests in the Corporation), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into capital stock or other equity interests in the Corporation and (iii) warrants, options or other rights to purchase or otherwise acquire capital stock or other equity interests in the Corporation.

          "Junior Stock" means any capital stock or other Equity Securities of the Corporation, except for the shares of Class A Preferred and Parity Securities.

          "Liquidation Value" of any Share of Class A Preferred as of any particular date shall be equal to $9,900.00.

          "Parity Securities" means any class or series of capital stock that is entitled to share with the Class A Preferred in the payment of dividends, if any, and, in the event that the amounts payable thereon on liquidation are not paid in full, is entitled to share with the Class A Preferred in any distribution of assets.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any sale of the Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition and (ii) any issuance of common equity securities or rights to acquire common equity


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securities to employees of the Corporation or its Subsidiaries as part of an incentive or compensation plan.

          "Qualified Public Offering" means the sale of shares of Common Stock in an underwritten public offering registered under the Securities Act.

          "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed for cash or is redeemable for cash at the option of the holder thereof (in either case, whether presently or at any future time).

          "Shareholders' Agreement" means the investor stockholder agreement date as of December 27, 2005 entered into by and among the Corporation and certain of the Company's stockholders.

          "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

          "Series" has the meaning set forth in Section 1 of Part C hereof.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     ARTICLE 5. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

     ARTICLE 6. The election of the Board of Directors need not be by written ballot.

     ARTICLE 7. The corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.


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     ARTICLE 8. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation
Law or (iv) for any transaction from which the director derived an improper personal benefit.

     ARTICLE 9. The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the 27th day of December, 2005.


                                        ----------------------------------------
                                        Name: Robert M. Le Blanc
                                        Title:
                                               ---------------------------------


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